Exhibit 23.1






                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66440) pertaining to the HS Resources, Inc. 401(k) & Profit Sharing Plan of our report dated May 24, 2002, with respect to the financial statements and schedule of the HS Resources, Inc. 401(k) & Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                           /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
June 24, 2002